UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 15, 2025
HERITAGE DISTILLING HOLDING COMPANY INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 15, 2025, Heritage Distilling Holding Company, Inc. (the “Company”) entered into amendments (the “Amendments”) to the subscription agreements dated August 11, 2025 (each, a “Subscription Agreement” and collectively the “Subscription Agreements”) with certain institutional and accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the Subscription Agreements, had agreed to sell in a private placement offering (the “Offering”) to the Investors, and the Investors had agreed to purchase, an aggregate of 183,478,891 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to acquire in the aggregate up to 186,900,000 shares of Common Stock. The Amendments amended the Subscription Agreements to, among other things, provide that, in lieu of offering and selling the Shares in the Offering, the Company would offer and sell, and each Investor would purchase, in the Offering Pre-Funded Warrants in an amount equal to the number of shares of Common Stock that each such Investor had originally agreed to purchase in the Offering for a purchase price per Pre-Funded Warrant equal to $0.6042. The Amendments also amended the form of the Pre-Funded Warrants to be issued in the Offering to provide that the Pre-Funded Warrants may not be exercised until the Company receives stockholder approval of the Offering as required under the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(a) (the “Stockholder Approval”), and to provide that, unless otherwise elected by an Investor and subject to any beneficial ownership limitation that may be included in a Pre-Funded Warrant, the Pre-Funded Warrants will be automatically exercised on a cashless basis on the date the Company receives the Stockholder Approval.
On August 15, 2025, the Company closed the Offering, at which the Company sold to the Investors Pre-Funded Warrants to purchase an aggregate of 370,378,890 shares of Common Stock at a purchase price of $0.6042 per Pre-Funded Warrant, for an aggregate purchase price of $223.8 million, before deducting placement agent fees and other offering expenses. Included among the Investors in the Offering were Story Foundation, the entity behind the Story Network (“Story Foundation”), which purchased Pre-Funded Warrants to purchase 107,781,820 shares of Common Stock; Justin Stiefel, the Company’s Chairman and Chief Executive Officer, who purchased Pre-Funded Warrants to purchase 3,309,615 shares of Common Stock; and Andrew Varga, a director of the Company, who purchased Pre-Funded Warrants to purchase 300,000 shares of Common Stock.
Of the total $223.8 million purchase price for the Pre-Funded Warrants, $35.5 million was paid in cash, $59.5 million was paid in the cryptocurrency stablecoin commonly referred to as USDC (“USDC”), based on a purchase price of $1.00 per USDC, and $128.8 million was paid in the native cryptocurrency of the Story Network, referred to as $IP Tokens (“$IP Tokens”), which were valued for purposes of the Subscription Agreements at (i) $5.2413 (representing a 20% discount from the closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of the Story Core Contributors (as defined in the Subscription Agreements), (ii) $3.40 (representing an approximately 48% discount from the closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of Story Foundation, or (iii) $6.5516 (the reported closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of all other Investors.
The Company intends to use (a) up to $4.0 million of the net proceeds from the Offering for general corporate purposes initiated after the closing, (b) up to $7.6 million for the payment of debt or other pre-existing working capital commitments or obligations, and (c) at least $80.0 million to purchase $IP Tokens from Story Foundation at a price per $IP Token of $3.40. The balance of the net proceeds will be used to purchase or otherwise acquire $IP Tokens and for the establishment of the Company’s cryptocurrency treasury operations to the extent consistent with the Company’s investment policy as amended or otherwise modified from time to time. Upon the closing of the Offering, the Company’s previously-announced digital asset treasury reserve strategy became effective, pursuant to which the Company plans to use $IP Tokens as its primary treasury reserve asset on an ongoing basis.
Cantor Fitzgerald & Co. and Roth Capital Partners, LLC acted as placement agents (the “Placement Agents”) for the Offering pursuant to a Placement Agency Agreement, dated as of August 11, 2025 (the “Placement Agent Agreement”) between the Company and the Placement Agents. Pursuant to the Placement Agent Agreement, the Company paid to the Placement Agents (i) a cash fee equal to approximately $4.3 million and (ii) warrants to purchase an aggregate of 4,307,289 shares of Common Stock, initially with an exercise price of $0.01 per share and a five-year term (the “Agent Warrants”). The Company also reimbursed the expenses of the Placement Agents up to a maximum of $300,000 in the aggregate.
The foregoing summaries of the Pre-Funded Warrants and the Amendments do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements or forms thereof, which are attached hereto as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01. In addition, the foregoing summaries of the Agent Warrants, the Subscription Agreements and the Placement Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements or forms thereof, which were attached as Exhibits 4.3, 10.1 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2025, and are hereby incorporated by reference into this Item 1.01. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the offer and sale of the Pre-Funded Warrants to the Investors and the issuance of the Agent Warrants to the Placement Agents is incorporated herein by reference. The Pre-Funded Warrants and the Agent Warrants were issued and sold by the Company, and the future issuance of shares of Common Stock pursuant to the exercise of the Pre-Funded Warrants and the Agent Warrants will be issued and sold by the Company, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration with respect to the Pre-Funded Warrants based in part on representations made by the Investors. These securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the intended use of proceeds from the Offering, the Company’s digital asset treasury strategy, the digital assets held and to be held by the Company and the expected benefits from the transactions described herein. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to realize the anticipated benefits of the Offering and related transactions, including the digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of $IP Tokens and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in Addendum A to the form of Subscription Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2025 and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC.
The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this report, and we undertake no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Form of Amendment to Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2025	HERITAGE DISTILLING HOLDING COMPANY INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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